                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Houghton Mifflin Company
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                            [Houghton Mifflin Logo]

                                                                  March 29, 1999

Dear Stockholder:

     I am delighted to invite you to attend the 1999 Annual Meeting of Stockholders of Houghton Mifflin Company on Wednesday, April 28, 1999, at 10:00 A.M. at the Dorothy Quincy Suite, John Hancock Hall, 180 Berkeley Street, Boston, Massachusetts.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about the Company. After the formal business of the meeting, we will report to you on Houghton Mifflin's 1998 performance and outlook for the future.

     It is important that your shares be represented whether or not you are able to be there in person. I URGE YOU TO VOTE NOW BY COMPLETING, SIGNING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. If you attend the meeting and prefer to vote in person, you may do so even if you have returned your proxy card.


                                          Sincerely,


                                          /s/ Nader F. Dareshori
                                          ---------------------------------
                                          Nader F. Darehshori
                                          Chairman, President, and
                                          Chief Executive Officer

                         1999 NOTICE OF ANNUAL MEETING

                                                           Boston, Massachusetts
                                                                  March 29, 1999

To the Stockholders of Houghton Mifflin Company:

     The Annual Meeting of Stockholders of Houghton Mifflin Company will be held at the Dorothy Quincy Suite, John Hancock Hall, 180 Berkeley Street, Boston, Massachusetts, on Wednesday, April 28, 1999, at 10:00 A.M. At the meeting, we will ask you to:

     1.   Elect three directors, each for a three-year term;

     2. Ratify the selection of Ernst & Young LLP as independent auditors of the Company for 1999; and

     3. Consider any other matters that may properly come before the meeting and any adjournments.


                                            By Order of the Board of Directors,

                                            Paul D. Weaver, Clerk







     WHETHER OR NOT YOU ATTEND IN PERSON, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES EVEN THOUGH YOU HAVE SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

GENERAL INFORMATION.......................................................    1
VOTING....................................................................    1
     Who Can Vote.........................................................    1
     How to Vote..........................................................    1
     Quorum and Vote Necessary for Action.................................    2
BOARD OF DIRECTORS........................................................    2
     Board Structure......................................................    2
     Committees of the Board..............................................    3
     Directors' Compensation..............................................    5
PROPOSAL 1 -- ELECTION OF CLASS I DIRECTORS...............................    6
     Nominees for Class I Directors -- Term Expires in 2002...............    6
     Class I Director Continuing in Office -- Term Expires in 1999........    7
     Class III Directors Continuing in Office -- Term Expires in 2001.....    7
     Class II Directors Continuing in Office -- Term Expires in 2000......    9
RELATED PARTY TRANSACTIONS WITH DIRECTORS.................................   10
STOCK OWNERSHIP...........................................................   10
     Directors and Officers...............................................   10
     Principal Stockholders...............................................   13
     Section 16(a) Beneficial Ownership Reporting Compliance..............   13
COMPENSATION & NOMINATING COMMITTEE'S REPORT TO
  STOCKHOLDERS............................................................   13
     Introduction.........................................................   13
     Determining How to Compensate Executives.............................   14
     Salary...............................................................   14
     Incentive Compensation...............................................   14
     Company Stock........................................................   14
     IRS Limits on Tax Deductibility of Compensation......................   15
STOCK PERFORMANCE GRAPH...................................................   16
EXECUTIVE COMPENSATION....................................................   17
STOCK COMPENSATION PLAN...................................................   18
     Stock Options........................................................   19
RETIREMENT PLAN...........................................................   19
CHANGE-IN-CONTROL ARRANGEMENTS............................................   21
     Severance Agreements.................................................   21
     Stock Compensation and Other Plans...................................   22
PROPOSAL 2 -- SELECTION OF INDEPENDENT AUDITORS...........................   22
OTHER INFORMATION.........................................................   22
     Stockholder Proposals................................................   22
     Expenses of Soliciting Proxies.......................................   23

                            HOUGHTON MIFFLIN COMPANY

                              222 Berkeley Street
                          Boston, Massachusetts 02116

                                PROXY STATEMENT

                                      FOR

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1999

GENERAL INFORMATION

     The Board of Directors of Houghton Mifflin Company is soliciting proxies to be used at the 1999 Annual Meeting. On March 29, 1999, we will begin sending this Proxy Statement, the attached Notice of Annual Meeting, and the enclosed proxy card to all stockholders entitled to vote. We are also sending, along with this Proxy Statement, the Houghton Mifflin 1998 Annual Report, which includes our financial statements.

VOTING

     Who Can Vote

     Stockholders who owned Houghton Mifflin common stock at the close of business on March 4, 1999 are entitled to vote. On this record date, there were 25,785,861 shares of Houghton Mifflin common stock outstanding. Common stock is our only class of voting stock. Each share of Houghton Mifflin common stock that you own entitles you to one vote. The proxy card shows the number of shares that you own, including shares employees own through participation in the Company's 401(k) Savings Plan.

     How to Vote

     You can vote on matters that come before the meeting in two ways:

        - You can come to the Annual Meeting and vote there; or

        - You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card as proxies will vote your shares following your directions.

     If you sign and return the proxy card but don't make specific choices, we will vote your shares "for" the election of all nominees for director and "for" ratification of the selection of independent auditors for 1999. If any other matters are presented for action at the meeting, we will vote your shares according to our best judgment. At the time this Proxy Statement was printed, we knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

     If you received more than one proxy card, it means that your shares are registered differently and are in more than one account. You must sign and return all proxy cards to be sure that all your shares are voted. To provide better stockholder service and prevent mailing duplicate materials, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, Boston EquiServe, at (800) 730-4001.

     You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the meeting. There are three ways to revoke your proxy:

        - You may send in another proxy card with a later date;

        - You may notify the Company's Clerk in writing before the Annual Meeting that you have revoked your proxy; or

        - You may vote in person at the Annual Meeting.

     Whether or not you plan to attend the meeting in person, please fill in and sign the enclosed proxy card and return it promptly. If you do attend the meeting, you may vote your shares even though you have sent in your proxy card. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

     Quorum and Vote Necessary for Action

     A quorum of stockholders is necessary to hold a valid meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed proxy card, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists, and have the effect of a "no" vote on matters other than director elections.

     Under the rules of the New York Stock Exchange, if your broker holds your shares in its name (or "street" name) the broker may vote on the election of directors and ratification of auditors even if it does not receive your instructions. Under Massachusetts law and the Company's By-laws, proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and haven't received instructions on how to vote on those proposals (so-called "broker non-votes") are not considered present at the meeting and will not affect the outcome of votes taken at the meeting. However, because these shares do not count as "shares present," they reduce the number of affirmative votes needed for approval of a proposal. Broker non-votes will have the effect of a "no" vote on proposals that require approval by a majority of all outstanding shares.

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that slot. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A broker non-vote will also have no effect on the outcome of an uncontested election of directors because only a plurality of votes actually cast is required to elect a director.

     The affirmative vote of a majority of the shares present at the meeting is required to ratify the selection of the independent auditor. If you abstain from voting, it has the same effect as a vote against this proposal.

BOARD OF DIRECTORS

     Board Structure

     The Board of Directors oversees the Company's business and affairs and monitors the performance of management, but is not involved with day-to-day operations. The directors meet regularly with the Chairman, other key senior executives, and our independent auditors; read reports and other materials that we send them; and participate in Board and committee meetings.

     The Board currently consists of 13 members, divided into three classes with one class elected each year at the Annual Meeting for a term of three years. The terms of office for the Class I directors expire at this meeting. The Board voted to increase its size to 13 in October 1998, in preparation for the retirement of Mary H. Lindsay and John Magee, both Class III directors, and George Putnam, a Class I director, and elected Michael Goldstein as a Class II director and Gail H. Klapper as a Class III director. Under the Company's retirement policy, Ms. Lindsay and Mr. Magee will be retiring from the Board at the Annual Meeting, and Mr. Putnam, whose term expires, will not be standing for re-election. The Board decided to add directors prior to these retirements to help ensure a smooth transition.

     The Board has voted to fix the number of directors for 1999 at 10. The Board has also voted to reclassify Mr. Goldstein as a Class I director to better equalize the size of the classes. At this Annual Meeting, three nominees in Class I are up for election. These nominees are Joseph A. Baute, Nader F. Darehshori, and Michael Goldstein. Each of the nominees is now a member of the Board of Directors.

     The Board met 9 times during 1998. All directors attended at least 75% of the combined number of meetings of both the Board and of committees on which they served.

     Committees of the Board

     The Board of Directors has appointed five standing committees elected from its own members. Except for the Executive Committee, which Mr. Darehshori chairs, all committees are composed of independent, non-employee directors. Actions taken by any standing committee are reported to the Board, usually at its next meeting. Current membership of each committee is as follows:

                           Compensation &            Employment Practices &
     Audit                  Nominating                     Diversity

 Mr. Baute, Chair        Dr. Sorenson, Chair         Mr. Longsworth, Chair
 Mr. Freedman*           Mr. Baute*                  Mr. Freedman
 Mr. Goldstein*          Mr. Goldstein*              Ms. Klapper*
 Mr. Magee**             Ms. Klapper*                Ms. Lindsay**
 Ms. Malone              Ms. Lindsay**               Mr. McDougal
 Mr. McDougal            Mr. Longsworth              Mr. Tarr*
 Dr. Sorenson**          Mr. Putnam**
                         Mr. Tarr


          Executive                               Finance

       Mr. Darehshori, Chair                 Ms. Malone, Chair
       Mr. Baute                             Mr. Freedman**
       Mr. Longsworth*                       Mr. Goldstein*
       Mr. Magee**                           Mr. Magee**
       Ms. Malone                            Mr. McDougal*
       Mr. Putnam**                          Mr. Putnam**
       Dr. Sorenson*                         Dr. Sorenson*
                                             Mr. Tarr



--------
 * After April 28, 1999
** Until April 28, 1999

 Audit Committee                                             5 meetings in 1998

 - Reviews the integrity of the Company's financial statements;

 - Has direct contact with the Company's internal auditors and its independent public auditors, and meets separately with each on a regular basis;

 - Reviews the Company's information, reporting, and internal control systems with the goal of assuring that these systems are designed to provide timely and accurate information to senior management and to the Board and to foster compliance with applicable laws, regulations, and ethics policies;

 - Annually considers the qualifications of the independent public auditors for the Company and makes recommendations to the Board as to their selection, fee, and the scope of their audit and other services; and

 - Conducts any necessary investigations into any matters concerning the integrity of reported facts and figures, ethical conduct, and appropriate disclosure.

 Compensation & Nominating Committee                         6 meetings in 1998

 - Reviews and recommends compensation plans for the Company's senior management;

 - CONSIDERS AND ADMINISTERS STOCK OPTION GRANTS, OTHER STOCK AWARD PLANS, AND INCENTIVE COMPENSATION FOR SENIOR MANAGEMENT;

 - Evaluates performance of the Chief Executive Officer and makes compensation recommendations to the Board;

 - Evaluates the appropriateness of compensation policy for non-employee directors and makes recommendations to the Board;

 - Evaluates the Company's needs and the qualifications of candidates for director; submits to the Board names of persons it believes should be considered for election as directors of the Company; and

 - Considers timely recommendations for nominations to the Board submitted by stockholders.

 Employment Practices & Diversity Committee                  2 meetings in 1998

 - Reviews and monitors the Company's policies and practices that promote the Company's goals that its employees and suppliers represent the diversity of America's population; that the Company maintain a workplace characterized by progressive employment practices and by mutual respect and courtesy; and that the Company's overall employment policies are as up-to-date and effective as possible.

 Executive Committee                                          1 meeting in 1998

 - Acts for the Board as necessary when the Board is not in session; and

 - Supervises and reviews the Company's policies and procedures relating to corporate governance and legal compliance.

     Finance Committee                                        3 meetings in 1998

     - Reviews and makes recommendations relating to offerings of debt and equity securities, major borrowing commitments, dividend policy, investor relations activities, risk management policy, and other significant financial matters.

     Directors' Compensation

     We compensate directors who are not employees of the Company as follows:

Annual Retainer:                    $10,000

Attendance Fees:                    $700 for each Board meeting
                                    $500 for each committee meeting

Executive Committee Retainer:       $4,000 annually instead of meeting fees

Committee Chair Retainer:           $2,500 annually

Stock Compensation:                 1,000 shares annually
                                    Options for 2,000 shares annually


     Shares of Company stock are prorated for less than full-year service on the Board. Directors who are employees receive no compensation for attendance at Board or committee meetings.

     Under the Company's deferred compensation plan for non-employee directors, directors may defer all or a portion of their cash compensation until they retire from the Board. Interest is credited on deferred balances annually at the average 60-day Treasury-bill yield. One director participated in the plan during 1998.

     We provide non-employee directors or their beneficiaries with a retirement benefit of one-and-one-half times the directors' annual cash retainer in effect at the time of retirement, for a period equal to the time of service as a director.

     As part of our support of charitable giving, we have established a planned gift program for directors. Upon the retirement of a director, we will donate $500,000, in 20 annual installments, to one or more qualifying charitable organizations recommended by the individual director. Individual directors derive no financial benefit from this program.

PROPOSAL 1 -- ELECTION OF CLASS I DIRECTORS

     The shares represented by your proxy card will be voted "for" the election of the Class I nominees named below, unless you withhold authority to vote. If any of the nominees should become unavailable, your shares will be voted for another nominee proposed by the Board.

     Except as noted, each of the nominees and directors has held his or her principal position for at least five years.

NOMINEES FOR CLASS I DIRECTORS--TERM EXPIRES IN 2002

[PICTURE OF       JOSEPH A. BAUTE          Age: 71         Director Since: 1982
  JOSEPH          Principal Occupation or Employment:  Mr. Baute is a principal
 A. BAUTE]        in Baute & Baute, a consulting firm for family businesses. He retired in 1993 as Chairman and Chief Executive Officer of Markem Corporation, which provides systems, supplies, and services to mark customers' products.

                  Other Business Affiliations: Director of Markem Corporation, Dead River Group, Spectra, Inc., Thermo-Spectra, Inc., INSO Corporation, and Metrika Corporation, and past Chairman of the Board of the Federal Reserve Bank of Boston.

                  Committees: Audit (Chair) and Executive.

[Picture of       NADER F. DAREHSHORI        Age: 62        Director Since:
 Nader F.         1989 Principal Occupation or Employment:  Mr. Darehshori has
Darehshori]       been Chairman of the Board and Chief Executive Officer of the
                  Company since 1990 and was named President in October 1991.
                  Mr. Darehshori became Senior Vice President, College
                  Division, in 1987; he was promoted to Executive Vice
                  President and then to Vice Chairman in 1989.

                  Other Business Affiliations: Director of Commercial Union Corporation, Massachusetts Business Roundtable, State Street Bank and Trust Company, State Street Boston Corporation, and the Boston Public Library Foundation; trustee of Wellesley College, the WGBH Educational Foundation, and the Dana-Farber Cancer Institute.

                  Committees: Executive (Chair).

[Picture of       MICHAEL GOLDSTEIN         Age: 57         Director Since:
 Michael          1998 Principal Occupation or Employment:  Mr. Goldstein is
Goldstein]        Chairman of the Board of Toys "R" Us, Inc., where he was
                  Chief Executive Officer and Vice Chairman of the Board from
                  1994 to 1998.

                  Other Business Affiliations: Director of the National Retail Federation, the 92nd Street Y, The Special Contributions Fund of the NAACP, The Council on Economic Priorities, the Northside Center for Child Development, the Queens College Foundation, and the State University of New York at Stony Brook Foundation; Member of the Advisory Board of The For All Kids Foundation.

                  Committees: Audit, Compensation & Nominating, and Finance (as of April 28, 1999).

CLASS I DIRECTOR CONTINUING IN OFFICE--TERM EXPIRES IN 1999

[PICTURE OF       GEORGE PUTNAM           Age: 72           Director Since:
  GEORGE          1985 Principal Occupation or Employment:  Mr. Putnam is
 PUTNAM]          Chairman of Putnam Investment Management Co. and Chairman and
                  President of each of the Putnam Mutual Funds.

                  Other Business Affiliations: Director of Freeport-McMoRan Copper and Gold, Inc. and Marsh & McLennan Companies, Inc.; trustee of the Museum of Fine Arts, Boston, the Massachusetts General Hospital, McLean Hospital, Vincent Memorial Hospital, and the Trustees of Reservations; life trustee of the New England Aquarium; overseer of Northeastern University and the Boston Museum of Science; member of Council of Advisors, College of the Atlantic; Chairman of the WGBH Educational Foundation; fellow of the American Academy of Arts and Sciences; past Governor and past Chairman of The Investment Company Institute; past Public Governor of The National Association of Securities Dealers, Inc.

                  Committees: Compensation & Nominating, Finance, and Executive. Mr. Putnam will retire as a director after the Annual Meeting.

CLASS III DIRECTORS CONTINUING IN OFFICE--TERM EXPIRES IN 2001

[PICTURE OF       GAIL H. KLAPPER          Age: 55         Director Since: 1998
  GAIL            Principal Occupation or Employment:  Ms. Klapper is the
KLAPPER]          founder and managing principal of The Klapper Firm, a law and consulting organization focusing on general corporate, real estate, regulatory, and administrative law, and the director and member of The Colorado Forum, a group composed of chief executive officers focusing on public policy issues.

                  Other Business Affiliations: Director of Orchard Trust Company, a subsidiary of Great West Life and Annuity Insurance Company, Gold. Inc. Community Board, and Norwest Banks of Colorado Community Board; Chairman of the Boards of Wellesley College and the Denver Metro Chamber of Commerce.
                  Committees: Compensation & Nominating and Employment Practices & Diversity (as of April 28, 1999).

[Picture of       MARY H. LINDSAY          Age: 72         Director Since: 1975
  Mary H.         Other Business Affiliations:  Member of the President's
 Lindsay]         Council of the Museum of the City of New York and ex officio member of the Board of Directors of Theatre Development Fund, Inc.

                  Committees: Employment Practices & Diversity and Compensation & Nominating. Ms. Lindsay will retire as a director after the Annual Meeting.

[Picture of       JOHN F. MAGEE           Age: 72          Director Since: 1976
 John F.          Principal Occupation or Employment:  Mr. Magee is the former
 Magee]           Chairman of Arthur D. Little, Inc., a contract research and consulting firm. Other Business Affiliations:  Director of
                  John Hancock Mutual Life Insurance Company; member of the
                  Boards of Trustees of Woods Hole Oceanographic Institution, the New England Aquarium, Emerson Hospital, and Thompson
                  Island Outward Bound Education Center

                  Committees: Audit, Executive, and Finance. Mr. Magee will retire as a director after the Annual Meeting.


[Picture of       CLAUDINE B. MALONE         Age: 62       Director Since: 1982
 Claudine         Principal Occupation or Employment:  Ms. Malone is President
B. Malone]        of Financial & Management Consulting, Inc. Other Business
                  Affiliations:  Director of The Union Pacific Resources Corp.,
                  The Limited, Inc., Lowe's Companies, Hasbro, Inc., Dell
                  Computer Corporation, SAIC, Mallinckrodt Group Inc., Lafarge
                  Corporation, and Hannaford Brothers, Inc.; trustee of the Massachusetts Institute of Technology; Chairman of the
                  Federal Reserve Bank of Richmond.

                  Committees:  Finance (Chair), Audit, and Executive.


[Picture of       RALPH Z. SORENSON         Age: 65         Director Since:1976
  Ralph Z.        Principal Occupation or Employment:  Dr. Sorenson is
 Sorenson]        Professor Emeritus at the College of Business and
                  Administration at the University of Colorado, Boulder, where he served as Dean from 1992 to 1993. From 1989 to 1992 he was an Adjunct Professor of Management at the Harvard University
                  Graduate School of Business.

                  Other Business Affiliations: Past Chairman and Chief Executive Officer of Barry Wright Corporation and President Emeritus of Babson College, Wellesley, Massachusetts; director of Eaton Vance Corporation, Polaroid Corporation, Exabyte Corporation, and Whole Foods Market, Inc.; member and former chairman of the Board of Trustees of the Boston Museum of Science; overseer emeritus of The Boston Symphony Orchestra; and a member of the corporation of Babson College.

                  Committees:  Audit and Compensation & Nominating (Chair).


[Picture of       ROBERT J. TARR, JR.        Age: 55       Director Since: 1998
   Robert         Principal Occupation or Employment:  Mr. Tarr is currently a
J. Tarr, Jr.]     consultant focusing on business management issues. He was
                  President, Chief Executive Officer, and Chief Operating
                  Officer of Harcourt General, Inc. and The Neiman Marcus Group from 1991 through January 1997.

                  Other Business Affiliations: Director of John Hancock Mutual Life Insurance Co., Hannaford Brothers, Inc., WESCO International, Inc., Sterling Autobody Centers, Inc., and Barney's, Inc.

                  Committees:  Compensation & Nominating and Finance.

CLASS II DIRECTORS CONTINUING IN OFFICE--TERM EXPIRES IN 2000

[PICTURE OF       JAMES O. FREEDMAN         Age: 63        Director Since: 1991
 JAMES O.
 FREEDMAN]        Principal Occupation or Employment:  Mr. Freedman is
                  President Emeritus and Bicentennial Professor of Law and the
                  Liberal Arts and of Government at Dartmouth College. He was
                  President of Dartmouth College from 1987 to 1998.

                  Other Business Affiliations: Past President of the University of Iowa and past Dean of the University of Pennsylvania Law School; member of the American Law Institute, the Board of Trustees of the Jewish Publication Society of America, and the Board of Directors of the Salzburg Seminar and the Friends of the Library of the Supreme Court of Israel; life member of Clare Hall, Cambridge University; Fellow of the American Academy of Arts and Sciences; author of Crisis and Legitimacy: The Administrative Process and American Government, published by Cambridge University Press in 1978, and Idealism and Liberal Education, published by the University of Michigan Press in 1996; recipient of nine honorary degrees, of the William O. Douglas First Amendment Freedom Award from the Anti-Defamation League of B'nai B'rith in 1991, and of the Frederic W. Ness Book Award of the Association of American Colleges and Universities in 1997.

                  Committees:  Employment Practices & Diversity and Finance.


[Picture of       CHARLES R. LONGSWORTH       Age: 69      Director Since: 1985
  Charles
R. Longsworth]    Principal Occupation or Employment:  Mr. Longsworth is
                  Chairman Emeritus of the Colonial Williamsburg Foundation in
                  Williamsburg, Virginia.

                  Other Business Affiliations: Director of Saul Centers, Inc., Crestar Financial Corporation, the Center for Public Resources, and the Virginia Eastern Shore Corporation; Chairman Emeritus of the Board of Trustees of Amherst College; President Emeritus of Hampshire College.

                  Committees: Employment Practices & Diversity (Chair) and Compensation & Nominating.


[Picture of       ALFRED L. MCDOUGAL         Age: 68       Director Since: 1994
  Alfred          Principal Occupation or Employment:  Mr. McDougal is
L. McDougal]      President of ALM Corporation, a business management services company. Mr. McDougal was Chairman and Chief Executive
                  Officer of McDougal, Littell & Company until its acquisition by the Company in March 1994.

                  Other Business Affiliations: Past Chairman of the Northern Illinois Business Association and of the School Division of the Association of American Publishers, and a former director of the Association of American Publishers; governor of Yale University Press; director of Hubbard Street Dance Company and Opportunity International.

                  Committees:  Audit and Employment Practices & Diversity.

RELATED PARTY TRANSACTIONS WITH DIRECTORS

     Mr. Darehshori is a director of State Street Boston Corporation and its principal subsidiary, State Street Bank and Trust Company. State Street Bank and Trust Company has a $30 million participation in a $300 million five-year revolving credit facility maturing October 31, 2000, extended to the Company by a group of banks, at standard commercial terms. State Street Bank and Trust Company is also the Trustee of the Company's Retirement Trust, Employees' Medical Benefits Trust, and Benefits Trust, and is Trustee under the Company's Indenture relating to the issuance of debt securities. INSO Corporation ("INSO"), of which Mr. Baute is a director, was formed to succeed to the business of the Company's Software Division; the Company holds approximately 13% of INSO's common stock, and had licensed rights to certain reference publications to INSO, at rates that we believe are commercially reasonable.

STOCK OWNERSHIP

     Directors and Officers

     The following table shows how much Company stock each director, nominee, executive named in the Summary Compensation Table, and all directors and executive officers as a group, owned as of January 31, 1999. The term "beneficial ownership" includes shares held both directly and indirectly (such as through a trust), shares which a director or officer may vote or transfer (even if these powers are shared), options which are exercisable currently or within 60 days, and, under some circumstances, shares held by family members. We expect directors and executive officers to establish and maintain a meaningful stock ownership position in the Company that reflects the common interest they share with stockholders in the Company's performance.

                                                        AMOUNT AND
                                                        NATURE OF         PERCENT
NAME OF BENEFICIAL OWNER                            OWNERSHIP(1)(2)(3)    OF CLASS
------------------------                            -----------------     --------

Joseph A. Baute...................................        20,974               *
Albert Bursma, Jr.................................        46,713               *
Nader F. Darehshori...............................       270,130(4)            *
Gail Deegan.......................................        76,126               *
James O. Freedman.................................        13,301               *
Michael Goldstein.................................         1,250               *
Gail H. Klapper...................................           750               *
Mary H. Lindsay...................................        16,367               *
Charles R. Longsworth.............................        18,041(5)            *
John F. Magee.....................................        22,334               *
Claudine B. Malone................................        23,001(6)            *
Alfred L. McDougal................................        11,833(7)            *
Julie A. McGee....................................        86,296               *
George Putnam.....................................        17,437               *
June Smith........................................        65,468               *
Ralph Z. Sorenson.................................        20,201               *
Robert J. Tarr, Jr................................         7,083(8)            *
All directors and executive officers as
 a group (28 persons).............................     1,178,613            4.01%

---------------
* Less than one percent

(1) Except as described in this note, the holder has sole voting and investment power over the shares listed. The following list shows the officers holding restricted shares; the holder has only sole voting power over the listed shares, but does not have investment power.


    NAME                                                    NUMBER OF SHARES
    ----                                                    ----------------
Mr. Darehshori..............................................       18,227
Ms. Deegan..................................................       16,798
Mr. Bursma..................................................        5,184
Ms. Smith...................................................        7,118
Ms. McGee...................................................        9,294


    In addition to the restricted shares, Mr. Darehshori also holds 28,828 Restricted Share Units, which do not have voting rights and may not be transferred. After Mr. Darehshori's retirement, these Restricted Share Units will automatically convert into an equal number of shares of common stock.

    Four members of the group composed of all directors and executive officers share with others voting and investment power over 24,940 of the shares listed, and the holders have sole voting power only over 102,446 of the shares listed.

(2) Includes shares that may be acquired upon exercise of stock options that were exercisable on January 31, 1999, or that will become exercisable within 60 days after January 31, 1999. The following list shows the number of these shares.

    NAME                                                     NUMBER OF SHARES
    ----                                                     ----------------
Mr. Baute...................................................        4,001
Mr. Bursma..................................................       30,000
Mr. Darehshori..............................................      100,000
Ms. Deegan..................................................       30,000
Mr. Freedman................................................        4,001
Mr. Goldstein...............................................          667
Ms. Klapper.................................................          667
Ms. Lindsay.................................................        4,001
Mr. Longsworth..............................................        4,001
Mr. Magee...................................................        4,001
Ms. Malone..................................................        4,001
Mr. McDougal................................................        4,001
Ms. McGee...................................................       51,200
Mr. Putnam..................................................        4,001
Ms. Smith...................................................       43,200
Dr. Sorenson................................................        4,001
Mr. Tarr....................................................          667
All directors and executive officers as a group (28
  persons)..................................................      483,882


    In calculating the "percent of class," the shares subject to these options have been treated as if they were issued and outstanding.

(3) Includes shares held as a participant in the 401(k) Savings Plan as of December 31, 1998, the most recent date for which such information is available.

(4) Includes 1,139 shares owned by Mr. Darehshori's wife and 1,525 shares held by Mr. Darehshori's wife as custodian for a minor child.

(5) Mr. Longsworth has reported and disclaimed beneficial ownership of 1,300 shares owned by his wife.

(6) All shares are owned by a corporation of which Ms. Malone is sole stockholder.

(7) Includes 3,832 shares owned by a trust of which Mr. McDougal is trustee.

(8) Mr. Tarr has reported and disclaimed beneficial ownership of 1,000 shares owned by a charitable trust of which Mr. Tarr is trustee.

     We created the Executive and Non-Employee Director Stock Purchase Plans in August 1994 to encourage our directors and executive officers to increase their ownership of the Company's common stock. Under these plans, nine directors and twelve executive officers purchased a total of 116,122 shares. The plans provide generally that shares may not be sold for one year from date of purchase. The Executive Stock Purchase Plan originally provided that the Company and the employee-participant would share in the gain or loss if any shares purchased under the plan were sold after the first anniversary of purchase but before the fifth anniversary. The Company amended the Executive Stock Purchase Plan in 1998 to eliminate the gain and loss sharing provisions. The Non-Employee Director Stock Purchase Plan also provided for gain and loss sharing under certain circumstances between the third and fifth anniversary of purchase, but since these time periods have passed, these provisions are no longer applicable.

     In connection with these plans, we entered into loan agreements with some participants. All loans, which must be repaid on sale of the shares, are interest-bearing, and loans to employee-participants are secured by the shares. The promissory notes of employee-participants were amended when the Executive Stock Purchase Plan was amended; the effective interest rate under those notes is 6.5%, maturing on June 30, 2003. Director-participants pay an effective interest rate of 7.4%, and their loans mature on October 1, 1999. The following list shows the highest amount outstanding under any of these loans that exceeds $60,000 since January 1, 1998, which is the same as the amount currently outstanding. Directors: Mr. Baute, $106,680; Mr. Longsworth, $106,680; Dr. Sorenson, $106,680. Director and executive officer: Mr. Darehshori, $1,416,207. Executive officers: Ms. Hacking, $330,569; Mr. Logue, $232,815; Ms. McGee, $336,141; Mr. Oswald, $485,584; Mr. Smith, $247,781; Mr. Weaver, $263,967.

     Principal Stockholders

     The following table shows, as of December 31, 1998, all persons we know to be beneficial owners of more than 5% of the Company's common stock. This information is based on Schedule 13G reports filed with the Securities and Exchange Commission ("SEC") by each of the firms listed in the table. These reports have additional information about the beneficial ownership by these firms; you may obtain copies from the SEC.


   NAME AND ADDRESS OF           PERCENT OF          AMOUNT AND NATURE OF
    BENEFICIAL OWNER               CLASS             BENEFICIAL OWNERSHIP
  -------------------           -----------          --------------------

Harbor Capital Management          6.45%         1,967,150 shares -- shared
Company Inc.                                     voting power and dispositive power
125 High Street
Boston, MA 02110

Morgan Stanley Dean                9.38%         2,203,077 shares -- shared voting power
Witter & Co.                                     2,860,127 shares -- shared dispositive
1585 Broadway                                    power
New York, N.Y. 10036

State Street Bank and               5.4%         236,751 shares -- sole voting power
Trust Company, Trustee                           1,410,504 shares -- shared voting power
225 Franklin Street                              212,401 shares -- sole dispositive power
Boston, MA 02110                                 1,437,054 shares -- shared dispositive
                                                 power

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and greater-than-10% stockholders to file reports of their beneficial ownership of the Company's common stock, and to provide us with copies of all reports they file. The rules of the SEC require us to disclose in this Proxy Statement any late filings of these reports. Based on our review of these reports and certifications given to us, we believe that there were no late filings in 1998 other than a Form 5 filed late by Mr. Caron to report the grant of an option.

COMPENSATION & NOMINATING COMMITTEE'S REPORT TO STOCKHOLDERS

     Introduction

     The Compensation & Nominating Committee of the Board of Directors administers compensation plans for Mr. Darehshori and 15 other executives. The members of the Committee all are directors who are not Company employees. The Committee believes that:

        - In order to attract, motivate, retain, and reward highly qualified executives, it is necessary to offer financial opportunities comparable to those provided by the Company's competitors and industry in general;

        - Executives should own stock in the Company so that they can better identify with stockholders' interests; and

        - The financial and operating performance of the Company is important in determining the amount of cash and stock compensation that executives receive.

     Determining How to Compensate Executives

     Compensation for executives includes salary, annual bonus, and stock. In determining how much of each element to provide executives, the Committee considers information on how the Company's competitors and comparable companies in general industry compensate executives with comparable positions. The Committee met six times in 1998 and reported its actions and deliberations to the Board of Directors. During 1998, the Committee's independent compensation consultant presented an extensive comparison of the Company's compensation practices in light of its performance with respect to other publishing companies and general industry and concluded that the Company's compensation levels were appropriate and within competitive ranges. The surveyed companies include those entities in the publishing peer group, a comparator group for purposes of the Stock Performance Graph on page 16.

     Salary

     Salaries for executives are set based on the responsibilities and strategic value of the position and the employee's experience and performance. The Committee also considers information presented by its independent compensation consultant with respect to salaries for executives in comparable positions at other publishing companies and in general industry. Each year the Committee reviews the salaries of Mr. Darehshori and the other executive officers. The Committee considers Mr. Darehshori's recommendations about each executive's performance, the Company's financial and operating performance, and the financial and operating performance of the unit for which the executive is responsible. Salary adjustments are usually effective April 1.

     The Committee considers comparable factors when reviewing Mr. Darehshori's salary. In determining Mr. Darehshori's salary for 1998, the Committee reviewed the Company's operating and financial performance for 1997. After considering these and other factors, the Committee increased Mr. Darehshori's salary from $560,000 to $600,000. As compared to salaries paid to chief executive officer positions in the other publishing and general industry companies surveyed by the Committee's independent consultant, Mr. Darehshori's salary was below the median.

     Incentive Compensation

     Each year the Committee approves an annual bonus plan early in the year. The 1998 plan was similar to the plans which have been in effect for several years. If the Company met its budgeted financial objectives in the areas designated in the plan, executives would earn 30% (40% for Mr. Darehshori) of their salary. Executives could earn up to an additional 10% of their salary if they met the operating objectives set early in the year. The maximum payment under the plan was 100% of salary. Up to 40% (50% for Mr. Darehshori) was payable in cash. Amounts earned in excess of 40% of salary (50% for Mr. Darehshori) are paid in restricted Company stock, which cannot be sold or transferred for three years. In addition, since 1998 budgeted results in certain financial areas were below those for 1997, the 1998 plan required that the Company achieve 1997 levels in those areas in order to receive a full payment at targeted levels of performance. Mr. Darehshori's 1998 bonus was $300,036 and 4,657 shares of restricted stock.

     Company Stock

     The Committee believes that it is important for Company stock to be a significant element in executive compensation so that the Company's executives have an interest in the long-term success of the Company and better identify with the interests of stockholders. The Committee also believes that the best ways to provide executives with stock ownership opportunities are stock options, restricted stock, and performance shares, which depend on achievement of specified financial goals. Early in 1997, after reviewing the results of a study of the Company's executive stock ownership practices by its independent consultant, the Committee awarded shares of performance restricted stock, which could not be transferred or sold, to the officers named in the Summary Compensation Table and nine other executive officers. Depending on the extent to which the executives achieved specified financial factors, the restrictions on some or all of these shares could lapse at the end of 1998. The restrictions on any remaining shares will lapse at the end of 2001, as long as the executive is still employed by the Company. The Company's financial performance resulted in the achievement of an average of 97.8% of the financial targets, which led to the lapse of restrictions on 78% of the shares awarded. Mr. Darehshori was granted 50,000 shares in 1997 and restrictions lapsed on 39,000 shares based on the Company's financial performance through December 31, 1998.

     The Committee provided a financial incentive in the form of stock options for Mr. Darehshori and the other senior executives related to the extent to which the Company achieves its financial goals through the end of 2000. The options provide for exercisability over three years beginning in the year 2002. However, if the Company achieves its year 2000 financial goals, the options become exercisable on February 15, 2001. The Committee granted Mr. Darehshori options to purchase 80,000 shares under this program. The Committee also granted Mr. Darehshori options to purchase 80,000 shares for service through 2001.

     IRS Limits on Tax Deductibility of Compensation

     The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect Section 162(m) of the Internal Revenue Code of 1986, under which the Company may not deduct certain forms of compensation in excess of $1 million paid to an executive officer listed in the Summary Compensation Table. The Committee's policy is to balance the deductibility of compensation with the need to provide appropriate and competitive financial rewards to Company executives.

     This report is submitted by the Company's Compensation & Nominating Committee, the members of which are Dr. Sorenson (Chairman), Ms. Lindsay, Mr. Longsworth, Mr. Putnam, and Mr. Tarr.

STOCK PERFORMANCE GRAPH

     SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the Company's common stock with a broad market index and either a published industry or line-of-business index or a group of peer companies. We have compared the Company's performance with the Standard & Poor's MidCap 400 Index and a peer group composed of the publicly traded common stocks of six companies with significant publishing activities. The companies in the peer group are Golden Books Family Entertainment, Inc.; Harcourt General Inc.; McGraw-Hill, Inc.; Scholastic Corporation; Thomas Nelson, Inc.; and John Wiley & Sons, Inc. We have deleted Waverly, Inc. from the peer group used last year because it was acquired by another company. The returns of each stock in the peer group have been weighted to reflect relative stock market capitalization. The graph below shows the five years from December 31, 1993, to December 31, 1998, and assumes an initial investment of $100 and quarterly reinvestment of dividends. The price of the Company's common stock was $24.3125 on December 31, 1993, and $47.25 on December 31, 1998. The information in the graph reflects the Company's two-for-one stock split effective in July 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   HOUGHTON MIFFLIN COMPANY, S&P MIDCAP 400 INDEX, AND PUBLISHING PEER GROUP


                              [PERFORMING GRAPH]

                          HOUGHTON MIFFLIN CO.   S&P MIDCAP 400 INDEX     PEER GROUP
                          --------------------   --------------------     ----------
Base Period Dec93                100.00                 100.00              100.00
Dec94                             95.10                  96.42              100.97
Dec95                             91.98                 126.25              130.56
Dec96                            123.58                 150.49              139.90
Dec97                            170.09                 199.03              189.90
Dec98                            212.52                 237.05              242.26

Total return data provided by S&P's Compustat Services, Inc.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid the Chairman, President, and Chief Executive Officer and the four other most highly compensated executive officers during the last three years.


                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                              -----------------------------------------   ----------------------------------
                                                                                  AWARDS
                                                                          -----------------------   PAYOUTS
                                                              OTHER       RESTRICTED   SECURITIES   --------
                                                              ANNUAL        STOCK      UNDERLYING     LTIP      ALL OTHER
          NAME AND                    SALARY     BONUS     COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS    COMPENSATION
     PRINCIPAL POSITION       YEAR     ($)        ($)          ($)          ($)(1)         #         ($)(2)       ($)(3)
     ------------------       ----   --------   --------   ------------   ----------   ----------   --------   ------------

Nader F. Darehshori.........  1998   $590,000   $300,036        $0        $  202,288    160,000     $      0     $190,411
Chairman, President,          1997    551,250    280,000         0         1,454,977          0      300,645      184,383
and Chief Executive Officer   1996    518,750    202,125         0           599,983          0            0      193,385

Gail Deegan.................  1998    313,500    127,230         0            65,201     30,000            0       49,653
Executive Vice President      1997    297,500    120,000         0           578,893          0       93,952       49,579
and Chief Financial Officer   1996    246,111     70,038         0           216,250     30,000            0       41,343

Albert Bursma, Jr...........  1998    280,500    113,206         0            34,055     30,000            0       96,347
Executive Vice President      1997    269,750     67,568         0           552,500          0      112,742       91,880
                              1996    260,000     46,150         0                 0          0            0       79,959

June Smith..................  1998    279,000    114,013         0            32,187     30,000            0       37,728
Executive Vice President      1997    254,500    104,400         0           584,085          0      150,323       37,427
                              1996    228,750     93,998         0            24,090          0            0       32,651

Julie A. McGee..............  1998    274,500    111,626         0            46,478     30,000            0       40,438
Executive Vice President      1997    254,500    104,400         0           572,753          0      150,323       39,841
                              1996    230,000     94,030         0            85,745          0            0       38,567

---------------
(1) The restricted shares awarded for 1996 (other than those awarded to Mr. Darehshori and Ms. Deegan) were awarded on January 28, 1997 as part of the 1996 bonus. The restricted shares awarded for 1997 include both shares awarded on January 27, 1998 as part of the 1997 bonus and grants under the 1997-1998 Performance Restricted Share Plan. The restricted shares awarded for 1998 were awarded on January 26, 1999 as part of the 1998 bonus. Restrictions on shares awarded as part of the 1996, 1997, and 1998 bonuses will lapse three years from the date of award provided the recipient remains employed by the Company. Restrictions on a portion of the shares awarded in 1997 under the Performance Restricted Share Plan lapsed in January 1999, based on the Company's having achieved specified levels of financial performance. Restrictions on the remaining shares will lapse at the end of 2001 if the recipient is still employed by the Company. Dividends are paid on all restricted shares at the same rate paid to all shareholders. The value shown is the fair market value at date of grant. The following list shows the total number of shares of restricted stock held by or to be awarded to the officers listed in the table as of December 31, 1998, as well as the market value of these shares, determined by the closing price of the Company's common stock on the New York Stock Exchange on December 31, 1998:
    Mr. Darehshori, 86,055 shares, with a year-end market value of $4,066,099; Ms. Deegan, 32,398 shares, with a year-end market value of $1,530,806; Mr. Bursma, 20,784 shares, with a year-end market value of $982,044; Ms. Smith, 22,718 shares, with a year-end market value of $1,073,426; Ms. McGee, 24,894 shares, with a year-end market value of $1,176,242. Mr. Darehshori's shares include 28,828 Restricted Share Units, which do not have voting rights and may not be transferred. After Mr. Darehshori's retirement, these Restricted Share Units will automatically convert into an equal number of shares of common stock.

(2) The award was paid half in cash and half in shares of the Company's stock.

(3) These amounts are the Company's matching contributions under the 401(k) Savings Plan, contributions under the defined contribution component of the Supplemental Benefits Plan, and premiums paid for split-dollar life insurance policies. Under the Supplemental Benefits Plan, we provide benefits substantially equal to benefits that could not be provided under the 401(k) Savings Plan because of limitations under the Internal Revenue Code. The split-dollar life insurance premiums have two components, for the term and non-term portions of the insurance. The ownership of these policies is structured so that the Company will be reimbursed for the cumulative total of all premiums paid on the earlier of the death or retirement of the executive. The result is that over the life of the program there is minimal cost to the Company. We retain the right to borrow against our investment in the policies at any time. The table below shows the amounts we paid for each of these categories during 1998 for the officers listed in the table.

                                                     CONTRIBUTIONS          TERM         NON-TERM
                                   CONTRIBUTIONS           TO             PORTION-       PORTION-
                                     TO 401(K)        SUPPLEMENTAL      SPLIT-DOLLAR   SPLIT-DOLLAR
NAME                               SAVINGS PLAN      BENEFITS PLAN       INSURANCE      INSURANCE
----                              -------------    ----------------    ------------   ------------
Mr. Darehshori...................     $7,200             $2,400           $31,192        $149,619
Ms. Deegan.......................      7,200              2,400             7,085          32,968
Mr. Bursma.......................      6,864              2,736            16,390          70,357
Ms. Smith........................      7,200              2,400             6,815          21,313
Ms. McGee........................      6,429              3,571             7,117          23,321


STOCK COMPENSATION PLAN

     We believe that our officers and employees should have the same interest in the Company's success as its stockholders. We encourage officers and employees to become stockholders by a variety of grants under the 1998 Stock Compensation Plan. These grants include options to buy the Company's stock, restricted or bonus stock, and performance awards, where the amount of cash and/or stock received depends on achieving specified performance goals.

     Stock Options

     The following table shows stock option grants in 1998 to the officers named in the Summary Compensation Table. The amounts shown as potentially realizable values are based on the assumed appreciation rates required by the SEC, but the real value of these options will depend entirely on the actual future share price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                          ---------------------------------------------------    POTENTIAL REALIZABLE
                          NUMBER OF    % OF TOTAL                                  VALUE AT ASSUMED
                          SECURITIES    OPTIONS                                  ANNUAL RATES OF STOCK
                          UNDERLYING   GRANTED TO                                  APPRECIATION FOR
                           OPTIONS     EMPLOYEES    EXERCISE OR                       OPTION TERM
                           GRANTED     IN FISCAL     BASE PRICE    EXPIRATION   -----------------------
NAME                         (#)          YEAR         ($/SH)         DATE        5%($)        10%($)
----                      ----------   ----------   -----------    ----------     -----        ------

Nader F. Darehshori.....    80,000        6.30%       $42.9375      11/30/03    $  949,027   $2,097,102
                            80,000        6.30         42.9375      11/30/08     2,160,253    5,474,505

Gail Deegan.............    30,000        2.36         42.9375      11/30/08       810,095    2,052,939

Albert Bursma, Jr.......    30,000        2.36         42.9375      11/30/08       810,095    2,052,939

June Smith..............    30,000        2.36         42.9375      11/30/08       810,095    2,052,939

Julie A. McGee..........    30,000        2.36         42.9375      11/30/08       810,095    2,052,939


     The following table shows option exercises during 1998 by those officers. It also shows the number of options they still hold, both those currently exercisable and those that will be exercisable in the future, along with the value of these options at year-end. Because these options have not been exercised, the values shown have not been realized. The options will have value only if they are exercised, and that value will depend entirely on the share price on the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                           SECURITIES           VALUE OF
                                                           UNDERLYING          UNEXERCISED
                                                           UNEXERCISED        IN-THE-MONEY
                                                           OPTIONS AT          OPTIONS AT
                                SHARES                      FY-END(#)           FY-END($)
                               ACQUIRED       VALUE      ---------------   -------------------
                              ON EXERCISE    REALIZED     EXERCISABLE/        EXERCISABLE/
            NAME                  (#)         ($)(1)      UNEXERCISABLE     UNEXERCISABLE(1)
            ----              -----------    --------    ---------------   -------------------
Nader F. Darehshori.........    20,000       $205,000    100,000/140,000   $2,096,250/$603,750
Gail Deegan.................         0              0      30,000/30,000   $  768,750/$129,375
Albert Bursma, Jr...........         0              0      30,000/30,000   $  793,125/$129,375
June Smith..................     4,000         37,500      43,200/34,800   $1,081,800/$253,575
Julie A. McGee..............         0              0      51,200/34,800   $1,269,800/$253,575

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

RETIREMENT PLAN

     Under the Company's Retirement Plan, which uses a cash balance formula, an account is established for each employee. Every year, we credit each employee's account with an amount that varies depending on the length of service and earnings, and with interest on the accumulated balance. For calculating our contribution to the Retirement Plan, compensation consists primarily of salary, wages, commissions, and annual incentive compensation. When an employee leaves the Company, he or she has the option to:

        - convert this account to an annuity benefit,

        - leave the account in the Retirement Plan where it will continue to earn interest, or

        - take the account balance as a lump sum payment.

     An employee who leaves with fewer than five years of service receives no benefit under the Retirement Plan.

     The Internal Revenue Code limits the annual benefits which can be paid from a tax-qualified retirement plan. As permitted by the Internal Revenue Code, the Company's Supplemental Benefits Plan pays benefits above the permitted limits. We calculate these supplemental benefits for the officers named in the Summary Compensation Table and nine other executive officers based on a formula which uses a multiple of the employee's years of service and average annual earnings for the five highest-paid consecutive years of service in the last fifteen years before retirement, less a portion of estimated annual Social Security benefits. The following table shows the range of the estimated annual retirement benefits under the Retirement Plan and the Supplemental Benefits Plan at the normal retirement age of 65 (calculated as of January 1, 1999) to those officers. The benefits shown in the table reflect a single life annuity benefit, after offsetting the officer's primary Social Security benefit.

                               PENSION PLAN TABLE

                             ESTIMATED ANNUAL BENEFIT FUNDED BY THE COMPANY
  AVERAGE ANNUAL                  FOR YEARS OF PARTICIPATION INDICATED
   COMPENSATION            (SINGLE LIFE ANNUITY AFTER SOCIAL SECURITY OFFSET)
 FOR FIVE HIGHEST    ---------------------------------------------------------------
CONSECUTIVE YEARS    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
-----------------    --------   --------   --------   --------   --------   --------
    $  250,000       $ 58,400   $ 77,900   $ 97,000   $116,800   $123,000   $129,300
       300,000         70,900     94,500    118,400    141,800    149,300    156,800
       350,000         83,400    111,200    139,000    166,800    175,500    184,300
       400,000         95,900    127,900    159,800    191,800    201,800    211,800
       450,000        108,400    144,500    180,700    216,800    228,100    239,300
       500,000        120,900    161,200    201,500    241,800    254,300    266,800
       550,000        133,400    177,900    222,300    266,800    280,600    294,300
       600,000        145,900    194,500    243,200    291,800    306,800    321,800
       650,000        158,400    211,200    264,000    316,800    333,100    349,300
       700,000        170,900    227,900    284,900    341,800    359,300    376,800
       750,000        183,400    244,600    305,700    366,800    385,600    404,300
       800,000        195,900    261,200    326,500    391,800    411,800    431,800
       850,000        208,400    277,900    347,400    416,800    438,100    459,300
       900,000        220,900    294,600    368,200    441,900    464,400    486,900
     1,100,000        270,900    361,200    451,600    541,900    569,400    596,900


     As of December 31, 1998, the years of credited service and the compensation that will be taken into account for pension calculations for 1998 for the officers named in the Summary Compensation Table are: Mr. Darehshori, 33 years and $870,000; Ms. Deegan, 13 years and $433,500; Mr. Bursma, 27 years and $348,068; Ms. Smith, 6 years and $383,400; and Ms. McGee, 5 years and $378,900. Differences between the amount of compensation shown above and in the Summary Compensation

Table on page 17 reflect differences in accounting for incentive compensation payments, which are included in the year paid when calculating pension benefits.

CHANGE-IN-CONTROL ARRANGEMENTS

     Severance Agreements

     Sixteen executive officers, including those named in the Summary Compensation Table, have severance agreements with the Company. The senior executives' severance agreements expire on December 31, 1999, and are automatically extended on an annual basis for an additional twelve-month period unless we give the executive at least eighteen months' notice that the agreement will not be extended. Fifteen executive officers have agreements of this kind. We also have severance agreements with some of our key managers. One executive officer is a party to a key managers' severance agreement.

     Severance benefits under both types of agreements are payable if, within two years after a "change in control" of the Company, either the employee terminates his or her employment for "good reason," as defined in the agreement, or the Company terminates the employee's employment other than for reasons specifically permitted by the agreement. Under the terms of the agreement between Mr. Darehshori and the Company, severance benefits are payable under the same conditions as for the senior executives, or if Mr. Darehshori leaves voluntarily within the six-month period beginning three months after a change in control.

     A change in control will generally be deemed to have occurred on (a) a third party's acquisition of 25% or more of the Company's stock; (b) a change, over a two-year period, in the majority of the members of the Company's Board of Directors; (c) a merger, consolidation, or liquidation of the Company; or (d) the sale of all or substantially all of the Company's assets.

     In general, the severance agreements entitle the employee to:

     - a lump sum payment of either three times (for senior executives) or two times (for key managers) the annual salary and the greater of either any incentive compensation paid in the preceding year or the average incentive compensation paid in the past three years;

     - all incentive compensation earned but previously deferred and not yet distributed;

     - the aggregate present value of benefits under the Company's Supplemental Benefits Plan; and

     - the present value of additional retirement benefits which would have been earned by the employee under existing retirement plans had he or she remained in the Company's employ for either an additional 36 months (for senior executives) or 24 months (for key managers).

     In addition, we will maintain medical, life insurance, and disability coverage benefits for the employee for a period of either 36 months (for senior executives) or 24 months (for key managers) following termination of employment. We will also reimburse senior executives and key managers for legal fees incurred in enforcing the terms of the agreements and certain tax liabilities resulting from payments under the agreements. Severance payments made under the key managers' severance agreements may not exceed the amount that we are permitted to deduct for federal income tax purposes.

  Stock Compensation and Other Plans

     In general, on a change in control, all options become immediately exercisable, all restricted shares become immediately vested, and all performance-based awards are paid out, pro rata depending on how much of the performance period has been completed as of the date of the change in control.

     We have established a Supplemental Benefit Trust in connection with the Supplemental Benefits Plan, non-employee directors' retirement benefits, and deferred compensation agreements with employees and directors, to preserve those benefits in the event of a change in control. The Board may decide to have other employee plans covered by the Supplemental Benefit Trust as well. On any "potential change in control," which is defined in the Supplemental Benefit Trust as a third party acquiring 15% or more of the Company's stock, we will contribute enough additional cash and property to the Supplemental Benefit Trust to pay, in accordance with the terms of the covered plans, the authorized benefits. However, the assets in the Supplemental Benefit Trust will become available to the Company's creditors if the Company becomes insolvent or bankrupt. If the funds in the Supplemental Benefit Trust are insufficient to pay amounts due under the covered plans, we remain obligated to pay any deficiency.

PROPOSAL 2 -- SELECTION OF INDEPENDENT AUDITORS

     Based on the Audit Committee's recommendation, the Board has selected Ernst & Young LLP as the Company's independent auditors for 1999. We are asking you to ratify the Board's selection. Ernst & Young has audited the Company's books for many years and is very familiar with the Company's business. Partners and employees of the firm engaged in audits are periodically rotated, providing us with new expertise. Representatives of Ernst & Young have direct access to the Audit Committee and regularly attend its meetings. During 1998 Ernst & Young's services included auditing the Company's consolidated statements, consulting in connection with unaudited quarterly financial information, and advising us on various accounting, tax, acquisition, and regulatory matters. Representatives of Ernst & Young will be present at the meeting with the opportunity to make a statement and answer appropriate questions.

     Ratification requires the affirmative vote of a majority of the shares present in person or by proxy. The Board will reconsider its selection of Ernst & Young if the stockholders vote against ratification.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO.

OTHER INFORMATION

     Stockholder Proposals

     Stockholders who want to have a proposal included in next year's Proxy Statement for the 2000 Annual Meeting must send the proposal to the Company's Clerk at our executive offices in Boston so that the Clerk receives the proposal no later than November 25, 1999. To be eligible to submit a proposal, a stockholder must have been a registered or beneficial owner of either at least one percent of the Company's outstanding stock or stock with a market value of $1,000 for at least one year before submitting the proposal, and must continue to own stock at this level through the meeting date.

     Stockholders who want to present business for action at the meeting, other than proposals included in the Proxy Statement, must follow the procedures described in the Company's By-laws.

The By-laws provide that stockholder proposals or nominations for director may be made only by a stockholder of record who has given the Company advance notice of the proposed business or nomination. For the 2000 Annual Meeting, we must receive the stockholder's notice between December 29, 1999, and February 12, 2000. If there is a special meeting, or if the Annual Meeting is called for a date prior to February 12, 2000, we must receive the stockholder's notice not later than the close of business 20 days after the day we mailed the notice of the meeting or publicly announced the meeting date. The stockholder's notice must contain specific background and stock ownership information about the stockholder making the proposal or nomination, and, if a director nominee is proposed, background and stock ownership information about the nominee. Please see the By-laws for additional details.

     Expenses of Soliciting Proxies

     The Company will pay all costs of soliciting these proxies. In addition to mailing proxy soliciting material, our officers and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward the proxy material to their principals and to obtain authority to execute the proxies. We will then reimburse them for expenses. We have also retained Hill and Knowlton, Inc. to assist us in soliciting proxies, and have agreed to pay them a fee of approximately $6,000 plus out-of-pocket expenses.

                                                                       953-PS-99

                                    PROXY


                           HOUGHTON MIFFLIN COMPANY


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned hereby appoints Nader F. Darehshori and Gail Deegan, and each of them, Proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Houghton Mifflin Company to be held at the Dorothy Quincy Suite, John Hancock Hall, 180 Berkeley Street, Boston, Massachusetts, on Wednesday, April 28, 1999, at 10:00 a.m. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

        The undersigned hereby revokes any Proxy previously given, and acknowledges receipt of notice of said meeting, the related Proxy Statement, and a copy of the 1998 Annual Report.

               (continued and to be signed on the reverse side)

-----------                                                         -----------
SEE REVERSE      Unless otherwise instructed this proxy will be     SEE REVERSE
   SIDE          voted in favor of the proposals set forth on          SIDE
-----------                   the reverse side.                     -----------

                 If any other matters are properly presented to the meeting, the Proxies will vote according to their best judgment.

To our stockholders,

This proxy card consolidates all your registered shares, whether those shares were accumulated through purchase, through the Houghton Mifflin 401(k) Savings Plan (formerly known as the Retirement Savings Plan or the Employee Savings and Thrift Plan), or through the Employee Stock Ownership Plan (ESOP) which was in effect during the years 1981 through 1983 under the 401(k) Savings Plan. Shares which you have purchased through a broker and are held in street name are not included in this proxy; your broker will solicit your vote on those shares directly.

It is important that your shares be represented whether or not you attend the Company's Annual Meeting on April 28, 1999. Therefore, we urge you to register your vote now by completing, signing, and returning the enclosed proxy promptly.

The following legend describes the codes used below to identify the source of your shares. If you have any questions concerning the codes or the share ownership shown below, please contact the transfer agent, EquiServe, at
(800) 730-4001.


CODE

COM     Common Stock
HM1     401(k) Savings Plan stock; employee's contribution
HM2     401(k) Savings Plan stock; employer's contribution
HM3     401(k) Savings Plan stock; acquired through ESOP


                                  DETACH HERE
-------------------------------------------------------------------------------
[X] Please mark
    votes as in
    this example.

    1. Election of Class I Directors                        FOR AGAINST ABSTAIN
       for a three-year term.           2. Ratify Ernst &   [ ]   [ ]     [ ]
       Nominees: Joseph A. Baute,          Young LLP as
                 Nader F. Darehshori       independent
                 Michael Goldstein         auditors for 1999.

                  FOR    WITHHELD
                  [ ]      [ ]

    [ ]__________________________       MARK HERE IF YOU PLAN
       For all nominees except as       TO ATTEND THE MEETING             [ ]
       noted above.
                                        MARK HERE FOR ADDRESS
                                        CHANGE AND NOTE AT LEFT           [ ]

                                        PLEASE SIGN IN THE SAME FORM AS NAME
                                        APPEARS HEREON. FIDUCIARIES AND
                                        CORPORATE OFFICERS SHOULD INDICATE
                                        THEIR TITLES.

Signature:______________ Date:______    Signature:______________ Date:______